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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30405) pertaining to the 1995 Stock Plan, 1995 Director Option Plan and Employee Stock Purchase Plan of Endocare, Inc. of our report dated February 14, 1996, with respect to the financial statements and schedule of Endocare, Inc. included in its Annual Report (Form 10-K/A Amendment No. 3) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

Orange County, California
July 7, 1997